Exhibit 21

Entity Name	Jurisdiction
A-S (Beijing) Enamel Steel Sanitaryware Co., Ltd.	China, Peoples Republic of
Air Conditioning Service (Midlands) Limited	United Kingdom
Airco Limited	Thailand
Alimenterics B. V.	The Netherlands
Alimenterics Inc.	Delaware
Alimenterics International Inc.	Delaware
Alliance Compressors Inc.	Delaware
Alliance Compressors LLC	Delaware
Amair Limited	Thailand
American Standard (U.K.) Co.	United Kingdom
American Standard Bermuda Ltd.	Bermuda
American Standard Companies Inc.	Delaware
American Standard Credit Inc.	Delaware
American Standard Europe BVBA	Belgium
American Standard Europe Holdings Inc.	Delaware
American Standard Europe L.P.	Bermuda
American Standard Foreign Trading Limited	Bermuda
American Standard Inc.	Delaware
American Standard International Inc.	Delaware
American Standard International L.L.C.	Delaware
American Standard Italia Investments BV	The Netherlands
American Standard Korea, Inc.	Korea
American Standard Leasing Inc.	Delaware
American Standard Philippine Holdings, Inc.	Philippines
American Standard Philippines II L.L.C.	Delaware
American Standard Philippines L.L.C.	Delaware
American Standard Philippines Limited, Co.	Philippines
American Standard Sanitaryware (Thailand) Public Co., Ltd.	Thailand
American Standard Trane Brands, Inc.	Delaware
American Standard Trane Japan, Ltd.	Japan
American Standard Trane LLC	Delaware
American Standard Vietnam Inc. (Cong Ty Lien Doanh Su Ve Sinh My Phu)	Vietnam
American Standard Warranty Company	South Carolina
American Standards Inc.	Delaware
Amstan Air Inc.	Delaware
Amstan Corporation	Delaware
Amstan Hotels AD	Bulgaria
Amstan Logistica, S. A. de C. V.	Mexico
Amstan Logistics Inc.	Delaware
Armitage Shanks (Ireland) Limited	Ireland
Armitage Shanks International Limited	United Kingdom
Armitage Shanks Limited	United Kingdom
Armitage Venesta Washroom Systems Limited	United Kingdom
A-S (China) Co., Limited	China, Peoples Republic of
A-S (Guangzhou) Enamel Ware Company Limited	China, Peoples Republic of
A-S (Jiangmen) Fittings Co. Ltd.	China, Peoples Republic of
A-S (Shanghai) Pottery Co., Ltd.	China, Peoples Republic of
A-S (Tianjin) Consulting Co., Ltd.	China, Peoples Republic of
A-S (Tianjin) Pottery Co., Ltd.	China, Peoples Republic of
A-S Air Conditioning Products Limited	Cayman Islands

A-S Air Conditioning System (Tianjin) Co. Ltd.	China, Peoples Republic of
A-S Air-Conditioning System (Shanghai) Co., Ltd.	China, Peoples Republic of
A-S China Plumbing Products Limited	Cayman Islands
A-S China Plumbing Products Servco Limited	Hong Kong
AS Deutschland GmbH	Germany
A-S Energy, Inc.	Texas
AS Foreign Trading Limited	Bermuda
AS Rheinland Ventures Gmbh	Germany
A-S Thai Holdings Ltd.	Delaware
AS Vidalia, LLC	Delaware
ASE Finance Ltd.	Bermuda
ASE Finance SPRL	Belgium
ASE Holdings BV	The Netherlands
ASI China Holdings Limited	Cayman Islands
ASI Receivables Funding LLC	Delaware
BMM, Inc.	Delaware
CAPP Holdings Limited	Cayman Islands
Capsule Trane Connecticut Inc.	Delaware
Cardwell Trane Greenville Inc.	Delaware
Central Hope (China) Limited	Hong Kong
Ceramic Export Trading Company Inc.	British Virgin Islands
Ceramic Sanitaryware Pte. Ltd.	Singapore
Clayton Dewandre Company Limited	United Kingdom
Clayton Dewandre Holdings Limited	United Kingdom
Cooling Equipment Services Limited	United Kingdom
DFM Trane Oklahoma Corp.	Delaware
DiaSorin International B. V.	The Netherlands
DiaSorin International Inc.	Delaware
Dradnats Inc.	Delaware
EBB Holdings Limited	Barbados
Edwards Logistics (Bulgaria) Eood	Bulgaria
Edwards Logistics Limited	United Kingdom
Egyptian American Industrial Plastics Company S.A.E.	Egypt
Egyptian American Sanitary Wares Co. S.A.E.	Egypt
Environmental Technologies Australia Pty Ltd.	Australia
FACServices, Inc.	Texas
Filairco Technical Services Co., Inc.	Philippines
Filairco, Inc.	Philippines
FWJ Inc.	Delaware
Hang Zhou A-S Air Conditioning Technical Services Co., Ltd.	China, Peoples Republic of
Hepren Limited	United Kingdom
Hermann Trane Harrisburg Inc.	Delaware
Houston Trane, Inc.	Texas
Hua Mei Sanitary Ware Company Ltd.	China, Peoples Republic of
Ideal Standard (Ireland) Limited	Ireland
Ideal Standard (Thailand) Ltd.	Thailand
Ideal Standard (UK) Limited	United Kingdom
Ideal Standard Beteiligungs-GmbH	Germany
Ideal Standard Bulgaria AD	Bulgaria
Ideal Standard Equipamentos Sanitarios LDA.	Portugal

Ideal Standard Europe B.V.	The Netherlands
Ideal Standard France S.A.	France
Ideal Standard GmbH	Germany
Ideal Standard GmbH & Co. OHG	Germany
Ideal Standard Holding Italia S.r.l.	Italy
Ideal Standard IBV Ltd.	Delaware
Ideal Standard Industrial S.L.U.	Spain
Ideal Standard Industriale S.r.l.	Italy
Ideal Standard Industries France SAS	France
Ideal Standard Italia S.r.l.	Italy
Ideal Standard Manufacturing (UK) Limited	United Kingdom
Ideal Standard Nederland B. V.	The Netherlands
Ideal Standard Polska Sp. Z.o.o.	Poland
Ideal Standard Porcher (UK) Limited	United Kingdom
Ideal Standard S. L. U.	Spain
Ideal Standard S.A.I.	Greece
Ideal Standard Scandinavia A/S	Denmark
Ideal Standard s.r.o.	Czech Republic
Ideal Standard Verwaltungs GmbH	Germany
Ideal Standard Wabco Trane Industria e Comercio Ltda.	Brazil
Ideal Standard, S.A. de C.V.	Mexico
Ideal Standard-Vidima AD	Bulgaria
Ideal-Standard Limited	United Kingdom
Ideal-Standard Trane Inc.	Canada
Ideal-Standard Trustees Limited	United Kingdom
Industria Centroamericana de Sanitarios, Sociedad Anonima (“Incesa - Guatemala”)	Guatemala
Industria Ceramica Centroamericana, S.A. (“Incesa-Nicaragua”)	Nicaragua
Industria Ceramica Costarricense S.A. (“INCESA- Costa Rica”)	Costa Rica
Industria Ceramica Del Centro, S. A. de C. V.	Mexico
Industrial Chill Servicing Private Ltd.	Mauritius
Industrial Y Minera Nortena S. A.	Mexico
Intercentroamericana, S.A. (“Old Panama”)	Panama
Internacional de Inversiones Diversas S. A. (“New Panama”)	Panama
Inversiones Intercentroamericanas S.A.	Costa Rica
Investcorp Private Limited	Mauritius
Islamic Acrylic Company For Acrylic Products S. A. E.	Egypt
Itargila Mineracao Ltda.	Brazil
Ives Trane NY, Inc.	Delaware
Jado Bathroom And Hardware Manufacturing Corporation	Delaware
Jado GmbH	Germany
Jado Iberia-Produtos Metalurgicos, S. A.	Portugal
Jado Italia S.r.l.	Italy
John Steventon & Sons Limited	United Kingdom
JTA China Import Limited	Hong Kong
Materias Primas Dominicanas, S. A. (MAPRIDOSA)	Dominican Republic
Meritor Wabco Vehicle Control Systems	Delaware
Minera Industrial Regiomontana, S.A.	Mexico
MJM Hong Kong Ltd.	Delaware
Mongrue Trane Massachusetts, Inc.	Delaware
Pareo S.A.S.	France
PARTSLIFE Recycling System GmbH	Germany
Perfect Pitch, L.P.	Delaware
Perrot Brakes (U.K.) Limited	United Kingdom

Perrot North America, Inc.	Illinois
Pinko Palino Inc.	Delaware
Prime Air Limited	Thailand
PT American Standard Indonesia	Indonesia
PT Trane Indonesia	Indonesia
Qualitas Bathrooms Limited	United Kingdom
Rand Trane Dallas Inc.	Delaware
Ronald Marley Associates Limited	United Kingdom
Sanistan B.V.	The Netherlands
Sanitaire Benchekroun - Slaoui S.A.	Morocco
Sanitarios Dominicanos, S. A. (SADOSA)	Dominican Republic
Sanitary Wares Manufacturing Corporation	Philippines
SAU Corp.	Delaware
Servicefirst Aircon Private Ltd.	India
Sevlievogas - 2000 AD	Bulgaria
Shangdong Weiming Automotive Products Ltd.	China, Peoples Republic of
]Societe Trane SAS	France
Sophista Limited	Hong Kong
Sottini Bathrooms Ltd.	United Kingdom
Standard Centennial Property, LLC	Delaware
Standard Compressors Inc.	Delaware
Standard Industrial Mineral Products Corp.	Philippines
Standard Resources And Development Corporation	Philippines
Standard Trane Insurance Company	Vermont
Standard Trane Insurance Ireland Limited	Ireland
Standex S.A.	Greece
Sundaram-Clayton Limited	India
T.I. Solutions (Israel) Ltd.	Israel
Tac Distribution Pte. Ltd.	Singapore
Tantofex (Engineers) Limited	United Kingdom
Tantofex Limited	United Kingdom
Tast Limited	Thailand
TDU Pty Limited	Australia
Tecniceramica de Costa Rica, S.A.	Costa Rica
Teling Air Conditioner Company Limited	China, Peoples Republic of
Teling Air Conditioning Systems (Jiangsu) Co., Ltd.	China, Peoples Republic of
The Trane Company (Delaware)	Delaware
The Trane Company (Nevada)	Nevada
Thorthol Holdings B. V.	The Netherlands
TJ Technical Services Limited	Hong Kong
TM Air Conditioning Sdn. Bhd.	Malaysia
Trane (Colchester) Ltd.	United Kingdom
Trane (Ireland) Limited	Ireland
Trane (Malaysia) SND. BHD.	Malaysia
Trane (Schweiz) GmbH / Trane (Suisse) S.a.r.l.	Switzerland
Trane (Scotland) Limited	Scotland
Trane (Thailand) Ltd.	Thailand
Trane (UK) Ltd.	United Kingdom
Trane Airconditioning BV	The Netherlands
Trane Airconditioning Pte. Ltd.	Singapore
Trane Aire Acondicionado, S. L.	Spain

Trane Algérie SARL	Algeria
Trane Asia Pacific Limited	Hong Kong
Trane Bahamas Ltd.	Bahamas
Trane Central America, Inc.	Delaware
Trane Central Plant 1, LLC	Delaware
Trane Comfort Solutions Inc.	Delaware
Trane CR Spol sro.	Czech Republic
Trane de Argentina S.A.	Argentina
Trane de Chile S.A.	Chile
Trane de Colombia S. A.	Colombia
Trane Deutschland GmbH	Germany
Trane Export LLC	Delaware
Trane General Corporation	Delaware
Trane GmbH	Austria
Trane Hellas S.A.	Greece
Trane Hungary KFT	Hungary
Trane India Ltd.	Delaware
Trane Italia S.r.L	Italy
Trane Klima Ticaret AS	Turkey
Trane Klimatechisches Buero Nuernberg GmbH	Germany
Trane Korea, Inc.	Korea
Trane Kuwait Airconditioning Co WLL	Kuwait
Trane Limited	United Kingdom
Trane Malaysia Sales & Services SDN. BHD.	Malaysia
Trane Polska Sp. Z.O.O.	Poland
Trane Pty Ltd.	Australia
Trane Puerto Rico Inc.	Delaware
Trane Reinetsu Service Co., Ltd (Trane Reinetsu Service Kabushiki Kaisha)	Japan
Trane Romania S.R.L.	Romania
Trane S.A.E.	Egypt
Trane Service Company L.L.C.	Egypt
Trane Servicefirst, C.A.	Venezuela
Trane Services Acquisition I Inc.	Delaware
Trane Sweden AB	Sweden
Trane Taiwan Distribution Ltd.	China, Peoples Republic of
Trane Technologies LLC	Russia
Trane Tunisie S.a.r.l.	Tunisia
Trevi Showers Ltd.	United Kingdom
Troc Air Conditioning, Ltd.	China, Peoples Republic of
TSI Anstalt	Liechtenstein
TYS Limited	Hong Kong
Ultrawide Engineering Limited	Hong Kong
United Partner General Contracting Co WLL	Kuwait
Venborgh Holding B. V.	The Netherlands

WABCO (China) Co., Ltd.	China, Peoples Republic of
Wabco (Schweiz) GmbH / Wabco (Suisse) S.a.r.l.	Switzerland
Wabco (U.K.) Limited	United Kingdom
Wabco Air Compressor Holdings Inc.	Delaware
Wabco Austria GesmbH	Austria
Wabco Automotive AB	Sweden
Wabco Automotive B.V.	The Netherlands
Wabco Automotive Control Systems Inc.	Delaware
Wabco Automotive Holdings Inc.	Delaware
Wabco Automotive Italia S.r.L.	Italy
WABCO Automotive Pension Trustees Limited	United Kingdom
Wabco Automotive Products Inc.	Ontario
Wabco Automotive Products Limited	Cayman Islands
Wabco Automotive South Africa	South Africa
WABCO Automotive U.K. Limited	United Kingdom
Wabco B. V.	The Netherlands
Wabco Belgium BVBA / SPRL	Belgium
WABCO brzdy k vozidlum spol.s.r.o.	Czech Republic
WABCO Canada LP	Canada
Wabco Compressor Manufacturing Co.	Delaware
WABCO Development GmbH, Hanover	Germany
Wabco Espana S. L.	Spain
Wabco Fahrzeugsysteme GmbH, Hannover	Germany
Wabco France Logistics S.A.S.	France
Wabco France SNC	France
Wabco GmbH	Germany
Wabco GmbH & Co. OHG	Germany
WABCO GP Inc.	Canada
WABCO Holding Co.	Canada
Wabco Japan Inc.	Japan
Wabco Korea Inc.	Delaware
Wabco Korea Ltd.	Korea
WABCO Logistics (Qingdao) Co., Ltd.	China, Peoples Republic of
WABCO Logistik GmbH	Germany
Wabco North America Inc.	Delaware
Wabco Polska Spolka Z Ograniczona Odpowiedzialnoscia	Poland
Wabco Radbremsen GmbH	Germany
Wabco Sandown B. V. (Netherlands)	The Netherlands
WABCO Shanghai Co., Ltd.	China, Peoples Republic of
Wabco Standard Export Ltd.	Delaware
Wabco Standard French Holdings Sarl	France
Wabco Standard GmbH	Germany
Wabco Standard Trane B.V.	The Netherlands
WABCO Standard Trane C.I.S. Limited Liability Company	Russia
Wabco Standard Trane Co.	Nova Scotia
Wabco Standard Trane Credit Inc.	Delaware
WABCO Standard Trane S.A.	Switzerland
Wabco Standard Trane Sarl	France
WABCO Systeme GmbH	Germany
Wabco Wednesbury Ltd.	United Kingdom
Wabco Westinghouse S.A.S (France)	France
Wabco, Inc. (PA)	Pennsylvania
Westinghouse Air Brake International Corporation	Pennsylvania
World Standard Ltd.	Delaware
World Standard Trade Limited	Cayman Islands
Xiamen Jardine Mechanical And Electrical Joint Design Office Technical Services Division	China, Peoples Republic of